Howard Hughes Holdings Inc. Supplemental Information Three Months Ended September 30, 2023 NYSE: HHH Exhibit 99.2

HOWARD HUGHES 2 Cautionary StatementsCautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see the 2022 Annual Report of our subsidiary, The Howard Hughes Corporation on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (SEC) on February 27, 2023. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO) and net operating income (NOI). Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); amortization; depreciation; development-related marketing cost; gain on sale or disposal of real estate and other assets, net; provision for impairment; and equity in earnings from unconsolidated ventures. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that reflects the revenues and expenses directly associated with owning and operating real estate properties. This amount is presented as Operating Assets NOI and Seaport NOI throughout this document. Total Operating Assets NOI and Total Seaport NOI represent NOI as defined above with the addition of our share of NOI from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factors such as rental and occupancy rates, tenant mix, and operating costs have on our operating results, gross margins, and investment returns. While FFO, Core FFO, AFFO, and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO, and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO, and NOI may not be comparable to FFO, Core FFO, AFFO, and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO, and AFFO, as well as reconciliations of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI and Seaport segment EBT to NOI. Additional Information Our website address is www.howardhughes.com. The 2022 Annual Report of our subsidiary, The Howard Hughes Corporation on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5.

3 Table of Contents Table of Contents FINANCIAL OVERVIEW Definitions 4 Company Profile 5 Financial Summary 7 Balance Sheets 9 Statements of Operations 10 OPERATING PORTFOLIO PERFORMANCE Same Store Metrics 11 NOI by Region 13 Stabilized Properties 15 Unstabilized Properties 17 Under Construction Properties 18 Seaport Operating Performance 19 OTHER PORTFOLIO METRICS Ward Village - Sold Out Condominiums 20 Ward Village - Remaining to be Sold 21 Summary of Remaining Development Costs 22 Portfolio Key Metrics 23 MPC Performance 24 MPC Land 25 Lease Expirations 26 Other Assets and Acquisition / Disposition Activity 27 Debt Summary 28 Reconciliations of Non-GAAP Measures 30

HOWARD HUGHES 4 Stabilized - Properties in the Operating Assets and Seaport segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multi-family property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport segments for which construction has commenced as of September 30, 2023, unless otherwise noted. This excludes Master Planned Community (MPC) and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, equity in earnings from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factor, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. This amount is presented as Operating Assets NOI and Seaport NOI throughout this document. Total Operating Assets NOI and Total Seaport NOI - These terms represent NOI as defined above with the addition of our share of NOI from unconsolidated ventures. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s In-Place NOI is compared to its projected Stabilized NOI in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets or the Seaport segment but have not reached stabilized occupancy status are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. Same Store Properties - The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in- service, acquired, repositioned or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in-service for that property to be included in Same Store Properties. Same Store NOI - We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to consolidated properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI from unconsolidated ventures and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. DefinitionsDefinitions

HOWARD HUGHES 5 The Park Ward Village 6% ‘A‘ali‘i 29% Kō'ula 29% Ulana Ward Village 13% Kalae 23%Bridgeland 26% Summerlin 73% The Woodlands/ Woodlands Hills 1% Recent Company Highlights Q3 2023 Company Performance Diluted Earnings / Share $ (10.97) FFO / Diluted Share $ 1.11 Core FFO / Diluted Share $ 1.23 AFFO / Diluted Share $ 1.13 Operating Portfolio by Region Q3 '23 MPC EBT $84.8M Q3 '23 Condos Contracted 31 units NYSE: HHH Company Profile - Summary & Results HOUSTON, Aug. 11, 2023 - The Howard Hughes Corporation® (HHC) and Howard Hughes Holdings Inc.® announced completion of the previously announced holding company structure, making Howard Hughes Holdings the parent holding company of HHC. HHC traded on the New York Stock Exchange under the ticker symbol "HHC". Commencing on Monday, August 14, 2023, Howard Hughes Holdings will trade under the new ticker symbol "HHH". HOUSTON, Oct. 5, 2023 - Howard Hughes Holdings Inc. (HHH) announced a newly formed division comprising the company's entertainment-related assets in New York and Las Vegas—including the Seaport in Lower Manhattan and the Las Vegas Aviators® Triple-A Minor League Baseball team, as well as the company's ownership stake in Jean-Georges Restaurants and its 80% interest in the air rights above the Fashion Show Mall. HHH is establishing Seaport Entertainment with the intention of completing its spinoff as a publicly traded company by year-end 2024. Office 47% Multi-family 25% Retail 20% Other 8% Q3 '23 Operating Assets NOI $62.8M Performance Highlights

Company Profile - Summary & Results (cont.)

Q3 2023 Path to Projected Annual Stabilized NOI

Currently Under Construction


Retail
17%
Office
28%
Multi-family
55%
Projected
Stabilized
NOI
$26.7M

Currently Unstabilized


Retail
8%
Office
29%
Multi-family
63%
Projected
Stabilized
NOI
$31.3M

Currently Stabilized


Other
8%
Retail
21%
Office
51%
Multi-family
20%
Projected
Stabilized
NOI
$315.8M

Total


Other
6%
Retail
20%
Office
48%
Multi-family
26%
Projected
Stabilized
NOI
$373.8M

	Currently Under Construction	Currently Unstabilized	Currently Stabilized	Total
Retail Sq. Ft.	125,900	80,862	2,202,807	2,409,569
Office Sq. Ft.	233,000	298,587	6,284,192	6,815,779
Multi-family Units	531	1,124	4,200	5,855

Q3 2023 Operating Results by Property Type

Currently Unstabilized


Retail
5%
Office
16%
Multi-family
79%
Q3 '23
Unstabilized
NOI
$0.9M

Currently Stabilized


Other
8%
Office
48%
Retail
20%
Multi-family
24%
Q3 '23
Stabilized
NOI
$61.9M

Total


Other
8%
Office
47%
Retail
20%
Multi-family
25%
Q3 '23
Total
NOI
$62.8M

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage. See page 19 for Seaport NOI and other project information. See page 4 for definitions of Under Construction, Unstabilized, Stabilized, and Net Operating Income (NOI).

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Financial Summary

thousands except share price and billions	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	YTD Q3 2023	YTD Q3 2022
Company Profile							
Share price (a)	$ 74.13	$ 78.92	$ 80.00	$ 76.42	$ 55.39	$ 74.13	$ 55.39
Market Capitalization (b)	$3.7b	$3.9b	$4.0b	$3.8b	$2.7b	$3.7b	$2.7b
Enterprise Value (c)	$8.4b	$8.5b	$8.4b	$8.0b	$7.1b	$8.4b	$7.1b
Weighted avg. shares - basic	49,616	49,581	49,455	49,426	49,445	49,551	50,880
Weighted avg. shares - diluted	49,616	49,581	49,455	49,464	49,471	49,551	50,912
Debt Summary							
Total debt payable (d)	$5,247,534	$4,996,198	$4,831,044	$4,802,188	$4,675,327	$5,247,534	$4,675,327
Fixed-rate debt	$3,597,960	$3,604,118	$3,607,734	$3,610,618	$3,316,050	$3,597,960	$3,316,050
Weighted avg. rate - fixed	4.55 %	4.55 %	4.55 %	4.55 %	4.40 %	4.55 %	4.40 %
Variable-rate debt, excluding condominium financing	$1,451,384	$1,277,571	$1,174,310	$1,142,570	$1,310,277	$1,451,384	$1,310,277
Weighted avg. rate - variable	7.79 %	6.37 %	6.20 %	6.07 %	5.19 %	7.79 %	5.19 %
Condominium debt outstanding at end of period	$ 198,190	$ 114,509	$ 49,000	$ 49,000	$ 49,000	$ 198,190	$ 49,000
Weighted avg. rate - condominium financing	9.91 %	7.17 %	7.00 %	7.00 %	8.14 %	9.91 %	8.14 %
Leverage ratio (debt to enterprise value)	61.50 %	57.95 %	57.00 %	59.40 %	65.16 %	61.54 %	65.16 %
General and Administrative							
General and administrative (G&A) (e)	$ 21,601	$ 20,217	$ 23,553	$ 20,898	$ 19,471	$ 65,371	$ 60,874
Less: Non-cash stock compensation	(1,699)	(1,606)	(3,443)	(1,366)	(1,298)	(6,748)	(3,989)
Cash G&A (f)	$ 19,902	$ 18,611	$ 20,110	$ 19,532	$ 18,173	$ 58,623	$ 56,885

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times diluted weighted average shares.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes, and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs.
(e) G&A expense for the first quarter of 2023 includes both $1.6 million of severance and bonus costs and $2.1 million of non-cash stock compensation related to our former General Counsel. G&A expense for the first quarter of 2022 includes $2.3 million of severance and bonus costs related to our former Chief Financial Officer.
(f) Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.

HOWARD HUGHES

7

Financial Summary (cont.)

thousands except percentages	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	YTD Q3 2023	YTD Q3 2022
Segment Metrics							
Operating Assets							
Operating Assets NOI	$ 60,710	$ 66,123	$ 54,310	$ 52,652	$ 58,657	$ 181,143	$ 173,132
Company's share of NOI from unconsolidated ventures	2,121	1,960	4,860	2,420	2,139	8,941	11,279
Total Operating Assets NOI	$ 62,831	$ 68,083	$ 59,170	$ 55,072	$ 60,796	$ 190,084	$ 184,411
MPC							
MPC Segment EBT	$ 84,798	$ 54,926	$ 62,372	$ 76,660	$ 75,383	$ 202,096	$ 206,327
Seaport							
Seaport NOI	$ (902)	$ (2,446)	$ (5,585)	$ (4,910)	$ 1,568	$ (8,933)	$ (4,858)
Company's share of NOI from unconsolidated ventures (a)	(8,603)	(9,262)	(9,591)	(15,730)	(11,034)	(27,456)	(19,851)
Total Seaport NOI	$ (9,505)	$ (11,708)	$ (15,176)	$ (20,640)	$ (9,466)	$ (36,389)	$ (24,709)
Condo Gross Profit							
Condominium rights and unit sales	$ 25,962	$ 14,866	$ 6,087	$ 217,397	$ 418,645	$ 46,915	$ 459,681
Adjusted condominium rights and unit cost of sales (b)	(22,537)	(13,191)	(4,536)	(154,957)	(295,300)	(40,264)	(326,313)
Condo adjusted gross profit (c)	$ 3,425	$ 1,675	$ 1,551	$ 62,440	$ 123,345	$ 6,651	$ 133,368

(a) Company's share of NOI for the Tin Building by Jean-Georges has been updated for the first and second quarters of 2022 using our current partnership funding provisions compared to the stated ownership of 65% used previously.

(b) Excludes $16.1 million charge in the second quarter of 2023 and $2.7 million charge in the second quarter of 2022 for the estimated costs related to construction defects at the Waiea tower. HHH believes it should be entitled to recover all the repair costs from the general contractor, other responsible parties, and insurance proceeds; however, it can provide no assurances that all or any portion of the costs will be recovered.

(c) The fluctuations in Condo adjusted gross profit are attributed to the timing of condo sales as the prior-year period included the delivery of Kō'ula in Ward Village and the next tower, Victoria Place, is not scheduled for completion until 2024. Additionally, gross profit was impacted by pricing reductions in 2023 at ‘A‘ali‘i and Kō'ula to facilitate the close-out of remaining units.

HOWARD HUGHES

8

HOWARD HUGHES 9 thousands except par values and share amounts (unaudited) September 30, 2023 December 31, 2022 ASSETS Master Planned Communities assets $ 2,472,497 $ 2,411,526 Buildings and equipment 4,093,344 4,246,389 Less: accumulated depreciation (987,801) (867,700) Land 303,685 312,230 Developments 1,159,215 1,125,027 Net investment in real estate 7,040,940 7,227,472 Investments in unconsolidated ventures 225,580 246,171 Cash and cash equivalents 491,679 626,653 Restricted cash 444,119 472,284 Accounts receivable, net 108,875 103,437 Municipal Utility District receivables, net 593,984 473,068 Deferred expenses, net 141,410 128,865 Operating lease right-of-use assets 45,596 46,926 Other assets, net 278,935 278,587 Total assets $ 9,371,118 $ 9,603,463 LIABILITIES Mortgages, notes, and loans payable, net $ 5,196,000 $ 4,747,183 Operating lease obligations 51,761 51,321 Deferred tax liabilities, net 87,245 254,336 Accounts payable and other liabilities 1,006,283 944,511 Total liabilities 6,341,289 5,997,351 EQUITY Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,560,880 issued, and 50,114,936 outstanding as of September 30, 2023, 56,226,273 shares issued, and 49,801,997 outstanding as of December 31, 2022 566 564 Additional paid-in capital 3,986,513 3,972,561 Retained earnings (accumulated deficit) (417,992) 168,077 Accumulated other comprehensive income (loss) 7,571 10,335 Treasury stock, at cost, 6,445,944 shares as of September 30, 2023, and 6,424,276 shares as of December 31, 2022 (612,763) (611,038) Total stockholders' equity 2,963,895 3,540,499 Noncontrolling interests 65,934 65,613 Total equity 3,029,829 3,606,112 Total liabilities and equity $ 9,371,118 $ 9,603,463 Balance Sheets

Statements of Operations

thousands except per share amounts (unaudited)	Q3 2023	Q3 2022	YTD Q3 2023	YTD Q3 2022
REVENUES				
Condominium rights and unit sales	$ 25,962	$ 418,645	$ 46,915	$ 459,681
Master Planned Communities land sales	75,378	52,585	177,045	199,032
Rental revenue	105,192	96,917	306,395	296,081
Other land, rental, and property revenues	46,280	52,550	112,146	119,870
Builder price participation	15,847	18,852	45,763	51,819
Total revenues	**268,659**	**639,549**	**688,264**	**1,126,483**
EXPENSES				
Condominium rights and unit cost of sales	22,537	295,300	56,390	329,026
Master Planned Communities cost of sales	28,264	19,355	66,134	75,304
Operating costs	92,439	85,089	248,626	236,763
Rental property real estate taxes	15,262	12,118	46,259	40,314
Provision for (recovery of) doubtful accounts	1,446	106	(1,000)	2,238
General and administrative	21,601	19,471	65,371	60,874
Depreciation and amortization	55,974	50,015	161,204	147,584
Other	2,225	2,902	8,885	7,985
Total expenses	**239,748**	**484,356**	**651,869**	**900,088**
OTHER				
Provision for impairment	(672,492)	—	(672,492)	—
Gain (loss) on sale or disposal of real estate and other assets, net	16,286	—	21,000	4,009
Other income (loss), net	173	2,004	3,547	2,497
Total other	**(656,033)**	**2,004**	**(647,945)**	**6,506**
Operating income (loss)	(627,122)	157,197	(611,550)	232,901
Interest income	7,729	995	16,813	1,273
Interest expense	(38,552)	(24,373)	(110,636)	(79,963)
Gain (loss) on extinguishment of debt	(48)	—	(48)	(645)
Equity in earnings (losses) from unconsolidated ventures	(30,886)	7,708	(41,874)	19,528
Income (loss) before income taxes	(688,879)	141,527	(747,295)	173,094
Income tax expense (benefit)	(144,744)	33,858	(161,392)	41,822
Net income (loss)	(544,135)	107,669	(585,903)	131,272
Net (income) loss attributable to noncontrolling interests	(46)	427	(166)	510
Net income (loss) attributable to common stockholders	**$ (544,181)**	**$ 108,096**	**$ (586,069)**	**$ 131,782**
Basic income (loss) per share	**$ (10.97)**	**$ 2.19**	**$ (11.83)**	**$ 2.59**
Diluted income (loss) per share	**$ (10.97)**	**$ 2.19**	**$ (11.83)**	**$ 2.59**

HOWARD HUGHES

10

Same Store NOI - Operating Assets Segment

thousands	Q3 2023	Q3 2022	$ Change	% Change	YTD Q3 2023	YTD Q3 2022	$ Change	% Change
Same Store Office								
Houston, TX	$ 20,449	$ 19,050	$ 1,399	7 %	$ 63,427	$ 54,527	$ 8,900	16 %
Columbia, MD	5,566	5,881	(315)	(5)%	17,868	18,259	(391)	(2)%
Las Vegas, NV	3,434	3,499	(65)	(2)%	10,110	10,560	(450)	(4)%
Total Same Store Office	**29,449**	**28,430**	**1,019**	**4 %**	**91,405**	**83,346**	**8,059**	**10 %**
Same Store Retail								
Houston, TX	2,954	2,843	111	4 %	8,976	7,368	1,608	22 %
Columbia, MD	660	565	95	17 %	1,997	1,794	203	11 %
Las Vegas, NV	5,856	5,687	169	3 %	18,113	17,328	785	5 %
Honolulu, HI	3,490	3,378	112	3 %	11,261	11,859	(598)	(5)%
Total Same Store Retail	**12,960**	**12,473**	**487**	**4 %**	**40,347**	**38,349**	**1,998**	**5 %**
Same Store Multi-family								
Houston, TX	8,791	8,260	531	6 %	27,501	24,333	3,168	13 %
Columbia, MD	1,783	1,667	116	7 %	5,027	4,934	93	2 %
Las Vegas, NV	1,863	1,895	(32)	(2)%	5,604	5,543	61	1 %
Company's share of NOI from unconsolidated ventures	1,906	1,910	(4)	— %	5,520	5,440	80	1 %
Total Same Store Multi-family	**14,343**	**13,732**	**611**	**4 %**	**43,652**	**40,250**	**3,402**	**8 %**
Same Store Other								
Houston, TX	1,555	1,313	242	18 %	4,727	4,305	422	10 %
Columbia, MD	3	(17)	20	118 %	21	(141)	162	115 %
Las Vegas, NV	3,013	3,876	(863)	(22)%	5,377	8,293	(2,916)	(35)%
Honolulu, HI	45	144	(99)	(69)%	183	305	(122)	(40)%
Company's share of NOI from unconsolidated ventures	215	229	(14)	(6)%	3,421	5,839	(2,418)	(41)%
Total Same Store Other	**4,831**	**5,545**	**(714)**	**(13)%**	**13,729**	**18,601**	**(4,872)**	**(26)%**
Total Same Store NOI	**61,583**	**60,180**	**1,403**	**2 %**	**189,133**	**180,546**	**8,587**	**5 %**
Non-Same Store NOI	**1,248**	**616**	**632**	**103 %**	**951**	**3,865**	**(2,914)**	**(75)%**
Total Operating Assets NOI	**$ 62,831**	**$ 60,796**	**$ 2,035**	**3 %**	**$ 190,084**	**$ 184,411**	**$ 5,673**	**3 %**

See page 4 for definitions of Same Store Properties and Same Store NOI.

HOWARD HUGHES

11

HOWARD HUGHES 12 thousands Q3 2023 Q2 2023 Q1 2023 Q4 2022 Q3 2022 Same Store Metrics Stabilized Leasing Percentages Office 87% 89% 86% 85% 89 % Retail 95% 96% 96% 95% 96 % Multi-family 96% 98% 95% 95% 96 % Unstabilized Leasing Percentages (a) Office — % — % — % 71% 64 % Retail — % — % — % 90% 78 % Same Store NOI Office $ 29,449 $ 33,981 $ 27,975 $ 27,870 $ 28,430 Retail 12,960 12,607 14,780 12,877 12,473 Multi-family 14,343 14,400 14,909 12,795 13,732 Other 4,831 6,672 2,226 538 5,545 Total Same Store NOI $ 61,583 $ 67,660 $ 59,890 $ 54,080 $ 60,180 Quarter over Quarter Change in Same Store NOI (9) % 13% 11% (10) % See page 4 for definitions of Same Store Properties and Same Store NOI. (a) As of Q1 2023, all same store properties are stabilized. Same Store Performance - Operating Assets Segment

NOI by Region, excluding Seaport

thousands except Sq. Ft. and units	% Ownership (a)	Total Sq. Ft.	Total Units	Q3 2023 Occupied (b) Sq. Ft.	Q3 2023 Occupied (b) Units	Q3 2023 Leased (b) Sq. Ft.	Q3 2023 Leased (b) Units	Q3 2023 Occupied (%) Sq. Ft.	Q3 2023 Occupied (%) Units	Q3 2023 Leased (%) Sq. Ft.	Q3 2023 Leased (%) Units	In-Place NOI	Stabilized NOI	Time to Stabilize (Years) (c)
Stabilized Properties														
Office - Houston	100 %	3,994,936	—	3,311,569	—	3,511,041	—	83 %	— %	88 %	— %	$ 78,040	$ 110,640	—
Office - Columbia	100 %	1,753,291	—	1,369,570	—	1,468,387	—	78 %	— %	84 %	— %	23,200	35,380	—
Office - Summerlin	100 %	535,965	—	509,343	—	509,343	—	95 %	— %	95 %	— %	13,410	14,900	—
Retail - Houston	100 %	359,964	—	316,164	—	352,226	—	88 %	— %	98 %	— %	10,310	12,700	—
Retail - Columbia	100 %	99,899	—	99,899	—	99,899	—	100 %	— %	100 %	— %	2,510	2,710	—
Retail - Hawai'i	100 %	808,119	—	733,080	—	752,287	—	91 %	— %	93 %	— %	15,020	24,400	—
Retail - Summerlin	100 %	803,145	—	759,019	—	768,122	—	95 %	— %	96 %	— %	23,580	26,300	—
Multi-family - Houston (d)	100 %	34,386	2,610	31,729	2,460	33,440	2,509	92 %	94 %	97 %	96 %	36,840	39,980	—
Multi-family - Columbia (d)	Various	97,294	1,199	60,102	1,124	84,535	1,165	62 %	94 %	87 %	97 %	14,820	16,860	—
Multi-family - Summerlin	100 %	—	391	—	344	—	362	— %	88 %	— %	93 %	7,650	7,650	—
Other - Summerlin (e)	Various	—	—	—	—	—	—	— %	— %	— %	— %	7,500	14,270	—
Other Assets (e)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	7,070	9,990	—
Total Stabilized Properties (f)												**$ 239,950**	**$ 315,780**	—
Unstabilized Properties														
Office - Houston	100 %	32,689	—	—	—	—	—	— %	— %	— %	— %	$ (320)	$ 790	2.3
Office - Summerlin	100 %	265,898	—	121,026	—	204,177	—	46 %	— %	77 %	— %	(480)	8,380	2.3
Retail - Hawai'i	100 %	48,170	—	3,619	—	30,944	—	8 %	— %	64 %	— %	(140)	2,530	2.1
Multi-family - Houston	100 %	—	358	—	318	—	334	— %	89 %	— %	93 %	1,540	4,360	1.8
Multi-family - Columbia (d)	100 %	32,692	472	—	248	15,946	260	— %	53 %	49 %	55 %	1,510	9,320	2.3
Multi-Family - Summerlin	100 %	—	294	—	27	—	37	— %	9 %	— %	13 %	(540)	5,890	3.3
Total Unstabilized Properties												**$ 1,570**	**$ 31,270**	**2.4**

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13

NOI by Region, excluding Seaport (cont.)

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q3 2023 Occupied		Q3 2023 Leased		Q3 2023 Occupied (%)		Q3 2023 Leased (%)		In-Place NOI	Stabilized NOI	Time to Stabilize (Years) (c)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Columbia	100 %	86,000	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 3,200	3.3
Office - Summerlin	100 %	147,000	—	—	—	—	—	— %	— %	— %	— %	n/a	4,300	3.3
Retail - Hawai'i	100 %	58,900	—	—	—	—	—	— %	— %	— %	— %	n/a	2,660	4.5
Retail - Summerlin	100 %	67,000	—	—	—	—	—	— %	— %	— %	— %	n/a	1,800	4.3
Multi-family - Houston	100 %	—	531	—	—	—	—	— %	— %	— %	— %	n/a	14,750	3.7
Total Under Construction Properties												**n/a**	**$ 26,710**	**2.9**
Total / Wtd. Avg. for Portfolio												**$ 241,520**	**$ 373,760**	**2.7**

(a) Includes our share of NOI from our unconsolidated ventures.
(b) Occupied and Leased metrics are as of September 30, 2023.
(c) The expected stabilization date used in the Time to Stabilize calculation for all unstabilized and under construction assets is set 36 months from the in-service or expected in-service date.
(d) Multi-family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(e) These assets can be found on page 16 of this presentation.
(f) For Stabilized Properties, the difference between In-Place NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent and other market factors.

HOWARD HUGHES

14

Stabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Q3 2023 % Occ. (a)	Q3 2023 % Leased (a)	In-Place NOI (b)	Est. Stabilized NOI (b)
Office							
One Hughes Landing	Houston, TX	100 %	200,639	58 %	63 %	$ 2,190	$ 6,170
Two Hughes Landing	Houston, TX	100 %	197,950	75 %	91 %	4,180	6,000
Three Hughes Landing	Houston, TX	100 %	321,649	83 %	84 %	8,580	8,240
1725 Hughes Landing Boulevard	Houston, TX	100 %	339,608	53 %	58 %	2,780	6,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,237	100 %	100 %	7,950	8,900
2201 Lake Woodlands Drive	Houston, TX	100 %	22,259	100 %	100 %	490	570
Lakefront North	Houston, TX	100 %	258,058	98 %	98 %	6,530	6,450
Memorial Hermann Medical Office Building	Houston, TX	100 %	20,000	100 %	100 %	570	600
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	4,740	4,400
9303 New Trails	Houston, TX	100 %	98,283	42 %	42 %	120	1,530
3831 Technology Forest Drive	Houston, TX	100 %	97,360	100 %	100 %	2,450	2,620
3 Waterway Square	Houston, TX	100 %	227,617	81 %	91 %	4,140	6,500
4 Waterway Square	Houston, TX	100 %	217,952	81 %	83 %	3,440	6,860
The Woodlands Towers at the Waterway (c)	Houston, TX	100 %	1,401,048	88 %	96 %	28,800	43,400
1400 Woodloch Forest	Houston, TX	100 %	94,276	83 %	83 %	1,080	1,500
Merriweather Row (d)	Columbia, MD	100 %	925,584	77 %	78 %	7,960	14,330
Columbia Office Properties	Columbia, MD	100 %	67,066	83 %	83 %	680	1,400
One Mall North	Columbia, MD	100 %	99,806	49 %	52 %	480	1,950
One Merriweather	Columbia, MD	100 %	209,959	100 %	100 %	5,820	5,400
Two Merriweather	Columbia, MD	100 %	124,639	94 %	94 %	4,030	3,100
6100 Merriweather	Columbia, MD	100 %	326,237	69 %	95 %	4,230	9,200
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,390	4,520
One Summerlin	Las Vegas, NV	100 %	207,292	87 %	87 %	5,450	6,440
Two Summerlin	Las Vegas, NV	100 %	147,139	100 %	100 %	3,570	3,940
Total Office			**6,284,192**			**$ 114,650**	**$ 160,920**
Retail							
Creekside Park West	Houston, TX	100 %	72,976	90 %	97 %	$ 1,720	$ 2,200
Hughes Landing Retail	Houston, TX	100 %	125,709	89 %	100 %	4,100	4,990
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	510	540
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	84 %	92 %	1,570	1,800
20/25 Waterway Avenue	Houston, TX	100 %	51,543	78 %	100 %	1,550	2,000
Waterway Garage Retail	Houston, TX	100 %	21,513	100 %	100 %	810	870
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	50	300
Columbia Regional Building	Columbia, MD	100 %	89,199	100 %	100 %	2,240	2,310
Merriweather District Area 3 Retail	Columbia, MD	100 %	10,700	100 %	100 %	270	400
Ward Village Retail	Honolulu, HI	100 %	808,119	91 %	93 %	15,020	24,400
Downtown Summerlin (e)	Las Vegas, NV	100 %	803,145	95 %	96 %	23,580	26,300
Total Retail			**2,071,127**			**$ 51,420**	**$ 66,110**

HOWARD HUGHES

15

Stabilized Properties - Operating Assets Segment (cont.)

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q3 2023 % Occ.(a) Rentable Sq. Ft.	Q3 2023 % Occ.(a) Units	Q3 2023 % Leased (a) Rentable Sq. Ft.	Q3 2023 % Leased (a) Units	In-Place NOI (b)	Est. Stabilized NOI (b)
Multi-family										
Creekside Park Apartments	Houston, TX	100 %	—	292	n/a	93 %	n/a	95 %	$ 2,990	$ 3,000
Creekside Park The Grove	Houston, TX	100 %	—	360	n/a	90 %	n/a	94 %	4,210	4,780
Lakeside Row	Houston, TX	100 %	—	312	n/a	94 %	n/a	96 %	3,030	3,870
Millennium Six Pines Apartments	Houston, TX	100 %	—	314	n/a	94 %	n/a	97 %	3,590	4,500
Millennium Waterway Apartments	Houston, TX	100 %	—	393	n/a	93 %	n/a	95 %	4,470	4,600
One Lakes Edge	Houston, TX	100 %	22,971	390	88 %	96 %	96 %	97 %	7,070	7,200
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	98 %	n/a	98 %	2,670	3,500
Two Lakes Edge	Houston, TX	100 %	11,415	386	100 %	96 %	100 %	97 %	8,810	8,530
Juniper Apartments	Columbia, MD	100 %	55,677	382	40 %	95 %	84 %	95 %	7,140	9,160
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591	380	72 %	92 %	72 %	96 %	3,460	3,450
m.flats/TEN.M	Columbia, MD	50 %	28,026	437	100 %	95 %	100 %	100 %	4,220	4,250
Constellation Apartments	Las Vegas, NV	100 %	—	124	n/a	90 %	n/a	92 %	2,420	2,500
Tanager Apartments	Las Vegas, NV	100 %	—	267	n/a	87 %	n/a	93 %	5,230	5,150
Total Multi-family (f)			**131,680**	**4,200**					**$ 59,310**	**$ 64,490**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	n/a	100 %	n/a	100 %	n/a	$ 250	$ 280
The Woodlands Warehouse	Houston, TX	100 %	125,801	n/a	100 %	n/a	100 %	n/a	1,340	1,520
Woodlands Sarofim #1	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	150	250
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	—	2,380
Houston Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,702	2,300
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,150	2,180
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	590	580
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	3,000	4,640
Las Vegas Ballpark (g)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	3,910	9,050
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	478	1,080
Total Other			**135,801**	**—**					**$ 14,570**	**$ 24,260**
Total Stabilized									**$ 239,950**	**$ 315,780**

(a) Percentage Occupied and Percentage Leased are as of September 30, 2023.
(b) For Stabilized Properties, the difference between In-Place NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent, and other market factors.
(c) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway.
(d) In the third quarter of 2023, 10 - 70 Columbia Corporate Center was rebranded to Merriweather Row.
(e) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 39,700 sq. ft. of office space.
(f) Multi-family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(g) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly owned team, the Las Vegas Aviators.

HOWARD HUGHES

16

Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q3 2023 % Occ. (a) Rentable Sq. Ft.	Q3 2023 % Occ. (a) Units	Q3 2023 % Leased (a) Rentable Sq. Ft.	Q3 2023 % Leased (a) Units	Dev. Costs Incurred to Date	Total Estimated Dev. Costs	In-Place NOI	Est. Stabilized NOI (b)	Est. Stab. Date (c)	Est. Stab. Yield
Office														
Creekside Park Medical Plaza	Houston, TX	100 %	32,689	—	— %	n/a	— %	n/a	$ 8,294	$ 10,351	$ (320)	$ 790	2025	8 %
1700 Pavilion	Las Vegas, NV	100 %	265,898	—	46 %	n/a	77 %	n/a	99,081	123,015	(480)	8,380	2025	7 %
Total Office			**298,587**	**—**					**$ 107,375**	**$ 133,366**	**$ (800)**	**$ 9,170**		
Retail														
A'ali'i (d)	Honolulu, HI	100 %	11,175	—	32 %	n/a	100 %	n/a	$ —	$ —	$ 90	$ 640	2025	— %
Kō'ula (d)	Honolulu, HI	100 %	36,995	—	— %	n/a	53 %	n/a	—	—	(230)	1,890	2025	— %
Total Retail			**48,170**	**—**					**$ —**	**$ —**	**$ (140)**	**$ 2,530**		
Multi-family														
Starling at Bridgeland	Houston, TX	100 %	—	358	— %	89 %	— %	93 %	$ 56,221	$ 60,572	$ 1,540	$ 4,360	2025	7 %
Tanager Echo	Las Vegas, NV	100 %	—	294	— %	9 %	— %	13 %	82,492	86,853	(540)	5,890	2026	7 %
Marlow (e)	Columbia, MD	100 %	32,692	472	— %	53 %	49 %	55 %	118,356	130,490	1,510	9,320	2025	7 %
Total Multi-family			**32,692**	**1,124**					**$ 257,069**	**$ 277,915**	**$ 2,510**	**$ 19,570**		
Total Unstabilized									**$ 364,444**	**$ 411,281**	**$ 1,570**	**$ 31,270**		

(a) Percentage Occupied and Percentage Leased are as of September 30, 2023.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) The expected stabilization date for all unstabilized assets is set 36 months from the in-service date.
(d) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.
(e) Multi-family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

HOWARD HUGHES

HHH

17

Under Construction Properties - Strategic Developments Segment

thousands except Sq. Ft. and units	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred to Date	Total Estimated Development Costs	Est. Stabilized NOI	Est. Stab. Yield
Office										
South Lake Medical Office Building	Columbia, MD	100 %	86,000	28 %	Q3 2022	2027	$ 16,620	$ 46,774	$ 3,200	7 %
Summerlin South Office	Las Vegas, NV	100 %	147,000	— %	Q4 2022	2026	23,132	55,459	4,300	8 %
Total Office			**233,000**				**$ 39,752**	**$ 102,233**	**$ 7,500**	
Retail										
Summerlin Grocery Anchored Center	Las Vegas, NV	100 %	67,000	70 %	Q3 2023	2028	$ 2,686	$ 46,165	$ 1,800	4 %
Ulana Ward Village (c)	Honolulu, HI	100 %	32,100	— %	Q1 2023	2028	—	—	760	— %
The Park Ward Village (c)	Honolulu, HI	100 %	26,800	— %	Q4 2022	2028	—	—	1,900	— %
Total Retail			**58,900**				**$ 2,686**	**$ 46,165**	**$ 4,460**	

in thousands except Sq. Ft. and units	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family										
1 Riva Row	Houston, TX	100 %	268	$ 4,015	Q3 2023	2028	$ 6,443	$ 155,997	$ 9,890	6 %
Wingspan (d)	Houston, TX	100 %	263	2,460	Q2 2022	2026	45,387	87,048	4,860	6 %
Total Multi-family			**531**				**$ 51,830**	**$ 243,045**	**$ 14,750**	
Total Under Construction							**$ 94,268**	**$ 391,443**	**$ 26,710**	

(a) Represents leases signed as of September 30, 2023.
(b) The expected stabilization date for all under construction assets is set 36 months from the expected in-service date.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.
(d) Wingspan is our first single-family rental community in Bridgeland. The project, which will include 263 homes, welcomed its first residents in October 2023.

HOWARD HUGHES

18

Seaport Operating Performance

Q3 2023 *thousands except sq. ft. and percentages*	Landlord Operations (a)	Landlord Operations - Multi-family (b)	Managed Businesses (c)	Tin Building (d)	Events and Sponsorships (e)	Q3 2023 Total
Revenues (f)	$ 2,307	$ 340	$ 10,378	$ 2,680	$ 13,785	$ 29,490
Operating expenses (f)	(11,189)	(234)	(10,048)	(442)	(11,390)	(33,303)
Adjustments to arrive at NOI	2,640	(91)	314	48	—	2,911
Seaport NOI	$ (6,242)	$ 15	$ 644	$ 2,286	$ 2,395	$ (902)
Company's share of NOI from unconsolidated ventures (f)	—	—	(529)	(8,074)	—	(8,603)
Total Seaport NOI (g)	$ (6,242)	$ 15	$ 115	$ (5,788)	$ 2,395	$ (9,505)
Rentable Sq. Ft. / Units						
Total Sq. Ft. / units	345,962	13,000 / 21	51,606	53,783	21,077	
Leased Sq. Ft. / units (h)	192,844	— / 21	50,970	53,783	21,077	
% Leased or occupied (h)	56 %	— % / 100 %	99 %	100 %	100 %	
Development						
Development costs incurred to date	$ 566,500	$ —	$ —	$ 201,219	$ —	$ 767,719
Total estimated development costs	$ 571,746	$ —	$ —	$ 206,615	$ —	$ 778,361

(a) Landlord Operations represents physical real estate in the Historic District and Pier 17 developed and owned by HHH and leased to third parties.
(b) Landlord Operations - Multi-family represents 85 South Street which includes base level retail in addition to residential units.
(c) Managed Businesses represents retail and food and beverage businesses in the Historic District and Pier 17 that HHH owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended September 30, 2023, these businesses include, among others, The Fulton, Mister Dips, Carne Mare and Malibu Farm. Managed Businesses also includes the Company's share of NOI from Ssäm Bar and Jean-Georges Restaurants. During the third quarter of 2023, the Ssäm Bar restaurant closed. The Company and Momofuku are in the process of dissolving the venture.
(d) The Company owns 100% of the Tin Building (Landlord Operations) with 100% of the space leased to The Tin Building by Jean-Georges joint venture, in which the Company has an equity ownership interest.
(e) Events and Sponsorships includes private events, catering, sponsorships, concert series and other rooftop activities.
(f) Rental revenue earned from and expense paid by businesses we wholly own and operate is eliminated in consolidation. For joint ventures where the Company is the landlord, the Company recognizes 100% of rental revenue earned. The Company's share of rental expense paid by joint ventures is included in the Company's share of NOI from unconsolidated ventures.
(g) Total Seaport NOI includes NOI from businesses we wholly own and operate as well as the Company's share of NOI from unconsolidated ventures. See page 32 for the reconciliation of Total Seaport NOI.
(h) Leased square footage and percent leased for Landlord Operations includes agreements with terms of less than one year.

HOWARD HUGHES

19

Ward Village - Sold Out Condominiums

As of September 30, 2023	Waiea	Anaha	Ae`o	Ke Kilohana	'A'ali'i	Victoria Place	Ulana Ward Village	Total
Key Metrics (*$ in thousands*)								
Type of building	Luxury	Luxury	Upscale	Workforce	Upscale	Luxury	Workforce	
Number of units	177	317	465	423	750	349	696	3,177
Avg. unit Sq. Ft.	2,138	1,417	838	696	520	1,164	623	863
Condo Sq. Ft.	378,488	449,205	389,663	294,273	390,097	406,351	433,773	2,741,850
Street retail Sq. Ft.	7,716	16,048	70,800	28,386	11,175	n/a	32,100	166,225
Stabilized retail NOI	$450	$1,200	$2,400	$1,200	$640	n/a	$760	$6,650
Stabilization year	2017	2020	2019	2020	2025	n/a	2,028	
Development progress (*$ in thousands*)								
Status	Completed	Completed	Completed	Completed	Completed	Under Construction	Under Construction	
Start date	Q2 2014	Q4 2014	Q1 2016	Q4 2016	Q4 2018	Q1 2021	Q1 2023	
Completion date	Q4 2016	Q4 2017	Q4 2018	Q2 2019	Q4 2021	Q3 2024	2025	
Total estimated development cost	$624,254	$403,974	$430,737	$218,406	$394,908	$511,343	$402,914	$2,986,536
Development costs incurred to date	597,333	403,781	430,061	217,289	383,949	291,428	73,261	2,397,102
Estimated remaining to be spent	$26,921	$193	$676	$1,117	$10,959	$219,915	$329,653	$589,434
Financial Summary (*$ in thousands*)								
Units closed through Q3 2023	177	317	465	423	750	—	—	2,132
Units under contract through Q3 2023	—	—	—	—	—	349	696	1,045
Total % of units closed or under contract	100%	100%	100%	100%	100%	100%	100%	100%
Units closed in Q3 2023	—	—	—	—	16	—	—	16
Units under contract in Q3 2023	—	—	—	—	9	—	4	13
Total cash received (closings & deposits)	$698,228	$515,877	$512,962	$218,549	$536,942	$159,354	$37,353	$2,679,265
Total GAAP revenue recognized	$698,228	$515,877	$512,962	$218,549	$536,942	$—	$—	$2,482,558
Total future GAAP revenue under contract	$—	$—	$—	$—	$—	$777,316	$372,581	$1,149,897
Deposit Reconciliation (*thousands*)								
Spent towards construction	$—	$—	$—	$—	$—	$152,755	$7,057	$159,812
Held for future use (a)	—	—	—	—	—	—	30,296	30,296
Held for closings (a)	—	—	—	—	—	6,599	—	6,599
Total deposits from sales commitment	$—	$—	$—	$—	$—	$159,354	$37,353	$196,707

(a) Total deposits held for closings are presented above only for projects under construction and are included in Restricted cash.

HOWARD HUGHES
20

Ward Village - Remaining to be Sold

As of September 30, 2023	Kō'ula	The Park Ward Village	Kalae	Total
Key Metrics (*$ in thousands*)				
Type of building	Upscale	Upscale	Luxury	
Number of units	565	545	329	1,439
Avg. unit Sq. Ft.	725	846	1,207	881
Condo Sq. Ft.	409,612	460,864	397,203	1,267,679
Street retail Sq. Ft. (a)	36,995	26,800	2,000	65,795
Stabilized retail NOI	$1,890	$1,900	N/A	$3,790
Stabilization year	2025	2028	N/A	
Development progress (*$ in thousands*)				
Status	Completed	Under Construction	Predevelopment	
Start date	Q3 2019	Q4 2022	N/A	
Completion / Est. Completion date	Q3 2022	2025	2026	
Total estimated development cost	$487,039	$620,065	N/A	$1,107,104
Development costs incurred to date	446,042	114,805	N/A	560,847
Estimated remaining to be spent	$40,997	$505,260	N/A	$546,257
Financial Summary (*$ in thousands*)				
Units closed through September 30, 2023	564	—	—	564
Units under contract through September 30, 2023	—	510	280	790
Units remaining to be sold through September 30, 2023	1	35	49	85
Total % of units closed or under contract	99.8%	93.6%	85.1%	94.1%
Units closed in Q3 2023	10	—	—	10
Units under contract in Q3 2023	9	2	7	18
Square footage closed / under contract	409,177	434,057	351,395	1,194,629
Total % square footage closed / under contract	99.9%	94.2%	88.5%	94.2%
Total cash received (closings & deposits)	$634,278	$134,186	$140,449	$908,913
Total GAAP revenue recognized	$634,278	$—	$—	$634,278
Total future GAAP revenue under contract	$—	$670,970	$715,795	$1,386,765
Expected avg. price per Sq. Ft.	$1,500 - $1,550	$1,500 - $1,550	$2,000 - $2,050	
Deposit Reconciliation (*thousands*)				
Held for future use (b)	$—	$132,256	$140,449	$272,705
Held for closings (b)	—	1,930	—	1,930
Total deposits from sales commitment	$—	$134,186	$140,449	$274,635

(a) Expected construction cost per retail square foot for all sold and remaining to be sold condos is approximately $1,100.
(b) Total deposits held for future use and held for closings are presented above only for projects under construction and are included in Restricted cash.

HOWARD HUGHES

21

Summary of Remaining Development Costs

As of September 30, 2023 *thousands*	Location	Total Estimated Development Costs (a)	Development Costs Incurred to Date	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (b)	Estimated Completion Date
Juniper Apartments (c)	Columbia, MD	$ 116,386	$ 111,045	$ 5,341	$ —	$ —	$ 5,341	Completed
Marlow (d)	Columbia, MD	130,490	118,356	12,134	—	12,790	(656)	Completed
6100 Merriweather (c)	Columbia, MD	138,221	119,173	19,048	—	—	19,048	Completed
Creekside Park Medical Plaza (c)(d)	Houston, TX	10,351	8,294	2,057	—	2,720	(663)	Completed
Starling at Bridgeland (d)	Houston, TX	60,572	56,221	4,351	—	4,722	(371)	Completed
1700 Pavilion (c)	Las Vegas, NV	123,015	99,081	23,934	—	20,968	2,966	Completed
Tanager Echo	Las Vegas, NV	86,853	82,492	4,361	—	2,680	1,681	Completed
Total Operating Assets		665,888	594,662	71,226	—	43,880	27,346	
Pier 17 and Historic District Area / Uplands	New York, NY	571,746	566,500	5,246	—	—	5,246	Completed
Tin Building	New York, NY	206,615	201,219	5,396	—	—	5,396	Completed
Total Seaport Assets		778,361	767,719	10,642	—	—	10,642	
South Lake Medical Office Building	Columbia, MD	46,774	16,620	30,154	—	23,758	6,396	Q2 2024
1 Riva Row	Houston, TX	155,997	6,443	149,554	—	93,299	56,255	2025
Wingspan	Houston, TX	87,048	45,387	41,661	—	40,668	993	Q4 2023
Summerlin Grocery Anchored Center	Las Vegas, NV	46,165	2,686	43,479	—	—	43,479	Q3 2024
Summerlin South Office	Las Vegas, NV	55,459	23,132	32,327	—	27,762	4,565	Q1 2024
‘A‘ali‘i	Honolulu, HI	394,908	383,949	10,959	—	—	10,959	Completed
Kō'ula	Honolulu, HI	487,039	446,042	40,997	17,986	—	23,011	Completed
The Park Ward Village (d)	Honolulu, HI	620,065	114,805	505,260	136,902	391,303	(22,945)	2025
Ulana Ward Village	Honolulu, HI	402,914	73,261	329,653	29,276	233,777	66,600	2025
Victoria Place	Honolulu, HI	511,343	291,428	219,915	—	200,140	19,775	Q3 2024
Waiea (e)	Honolulu, HI	624,254	597,333	26,921	—	—	26,921	Completed
Total Strategic Developments		3,431,966	2,001,086	1,430,880	184,164	1,010,707	236,009	
Total		$ 4,876,215	$ 3,363,467	$ 1,512,748	$ 184,164	$1,054,587	$ 273,997	
Estimated Summerlin Grocery Anchored Center financing (f)							(18,490)	
Estimated costs to be funded net of financing costs, assuming closing on estimated financing							$ 255,507	

See page 4 for definition of Remaining Development Costs.

(a) Total Estimated Development Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs, retail costs, and certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Development Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.

(b) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances, and as necessary, the postponement of certain projects.

(c) Remaining cost is related to lease-up and tenant build-out.

(d) Negative balance relates to costs paid by HHH, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.

(e) Total estimated cost includes $155.4 million for warranty repairs. However, we anticipate recovering a substantial amount of these costs in the future, which is not reflected in this schedule.

(f) We expect to secure financing to fund this development.

HOWARD HUGHES

22

Portfolio Key Metrics

As of September 30, 2023	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Teravalis Phoenix, AZ	Floreo Phoenix, AZ	Total MPC Regions	Columbia (a) Columbia, MD	Hawai'i Honolulu, HI	Seaport New York, NY	Total Non-MPC
	MPC Regions							Non-MPC Regions			
Stabilized Properties											
Office Sq.Ft.	3,994,936	—	—	535,965	—	—	4,530,901	1,753,291	—	—	1,753,291
Retail Sq. Ft. (b)	326,403	—	67,947	803,145	—	—	1,197,495	197,193	808,119	13,000	1,018,312
Multi-family units	2,298	—	312	391	—	—	3,001	1,199	—	21	1,220
Other Sq. Ft.	135,801	—	—	—	—	—	135,801	—	—	—	—
Unstabilized Properties											
Office Sq.Ft.	32,689	—	—	265,898	—	—	298,587	—	—	188,450	188,450
Retail Sq.Ft.	—	—	—	—	—	—	—	32,692	48,170	283,978	364,840
Multi-family units	—	—	358	294	—	—	652	472	—	—	472
Under Construction Properties											
Office Sq.Ft.	—	—	—	147,000	—	—	147,000	86,000	—	—	86,000
Retail Sq.Ft.	—	—	—	67,000	—	—	67,000	—	58,900	—	58,900
Multi-family units	268	—	263	—	—	—	531	—	—	—	—
Residential Land											
Total gross acreage/condos (c)	28,545 ac	2,055 ac	11,506 ac	22,500 ac	33,810 ac	3,029 ac	101,445 ac	16,450 ac	4,616	n/a	n/a
Current Residents	120,000	2,375	20,000	123,000	—	—	265,375	112,000	n/a	n/a	n/a
Remaining saleable acres/ condos (c)	35 ac	715 ac	2,079 ac	2,578 ac	15,804 ac	861 ac	22,072 ac	n/a	85	n/a	n/a
Estimated price per acre (d)	$2,493,000	$333,000	$541,000	$900,000	$696,000	$648,000		n/a	n/a	n/a	
Commercial Land											
Total acreage remaining	731 ac	167 ac	1,036 ac	700 ac	10,531 ac	457 ac	13,622 ac	96 ac	n/a	n/a	96 ac
Estimated price per acre (d)	$962,000	$532,000	$679,000	$1,172,000	$224,000	$151,000		n/a	n/a	n/a	

Portfolio Key Metrics include 100% of square footage and units associated with joint venture projects. Retail space in multi-family assets shown as retail square feet.

(a) Columbia MPC land development is complete and the sale of remaining land or development of additional commercial assets will occur as the market dictates. As such, the remaining Columbia land was transferred to the Strategic Developments segment in the first quarter of 2023.
(b) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 39,700 Sq. Ft. of additional office space above our retail space.
(c) Metrics shown as of September 30, 2023.
(d) Residential and commercial pricing represents the Company's estimate of price per acre per its 2023 land models.

HOWARD HUGHES

23

HOWARD HUGHES 24 Master Planned Community Land Consolidated MPC Segment EBT The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Columbia (a) Total Floreo (b) thousands Q3 2023 Q3 2022 Q3 2023 Q3 2022 Q3 2023 Q3 2022 Q3 2023 Q3 2022 Q3 2023 Q3 2022 Q3 2023 Q3 2022 Q3 2023 Q3 2022 Q3 2023 Q3 2022 Revenues: Residential land sale revenues $ 3,850 $ — $ 2,289 $ 6,338 $ 21,733 $ 10,822 $ 41,430 $ 29,731 $ — $ — $ — $ — $ 69,302 $ 46,891 $ — $ — Commercial land sale revenues — — 10 — 6,066 5,694 — — — — — — 6,076 5,694 — — Builder price participation — 585 703 1,093 2,083 1,849 13,061 15,325 — — — — 15,847 18,852 — — Other land sale revenues 93 440 12 33 61 92 4,408 6,186 — — — — 4,574 6,751 — — Total revenues 3,943 1,025 3,014 7,464 29,943 18,457 58,899 51,242 — — — — 95,799 78,188 — — Expenses: Cost of sales - residential land (1,929) — (1,096) (2,605) (7,063) (3,084) (16,313) (12,043) — — — — (26,401) (17,732) — — Cost of sales - commercial land — — (4) — (1,859) (1,623) — — — — — — (1,863) (1,623) — — Real estate taxes (1,421) (971) (12) (17) (2,349) (948) (476) (545) (4) (4) — (149) (4,262) (2,634) (32) (59) Land sales operations (1,538) (2,261) (817) (886) (1,853) (1,658) (4,250) (3,459) (255) (213) — (589) (8,713) (9,066) (810) (735) Total operating expenses (4,888) (3,232) (1,929) (3,508) (13,124) (7,313) (21,039) (16,047) (259) (217) — (738) (41,239) (31,055) (842) (794) Depreciation and amortization (30) (33) (2) (2) (30) (33) (31) (29) (10) (7) — — (103) (104) (30) (12) Interest income (expense), net 230 471 661 531 5,746 4,799 9,394 7,691 — — — — 16,031 13,492 (167) (36) Equity in earnings (losses) from unconsolidated ventures (c) — — — — — — 14,829 15,284 (519) (422) — — 14,310 14,862 — — MPC Segment EBT $ (745) $ (1,769) $ 1,744 $ 4,485 $ 22,535 $ 15,910 $ 62,052 $ 58,141 $ (788) $ (646) $ — $ (738) $ 84,798 $ 75,383 $ (1,039) $ (842) (a) Columbia MPC land development is complete and the sale of remaining land or development of additional commercial assets will occur as the market dictates. As such, the remaining Columbia land was transferred to the Strategic Developments segment in the first quarter of 2023. (b) This represents 100% of Floreo EBT. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (c) Equity in earnings (losses) from unconsolidated ventures for Teravalis reflects our share of earnings in our Floreo joint venture and for Summerlin our share of earnings in The Summit joint venture. MPC Performance

HOWARD HUGHES 25 Master Planned Community Land Consolidated MPC Segment The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Floreo (a) thousands Q3 2023 Q3 2022 Q3 2023 Q3 2022 Q3 2023 Q3 2022 Q3 2023 Q3 2022 Q3 2023 Q3 2022 Q3 2023 Q3 2022 Key Performance Metrics: Residential Total acres closed in current period 1.5 ac — ac 5.2 ac 15.4 ac 38.4 ac 20.8 ac 39.2 ac 23.6 ac — ac — ac — ac — ac Price per acre achieved $2,567 $— $440 $412 $566 $520 $1,253 $1,274 $— $— $— $— Avg. gross margins 49.9% —% 52.1% 58.9% 67.5% 71.5% 60.6% 59.5% —% —% —% —% Commercial Total acres closed in current period — ac — ac — ac — ac 12.5 ac 16.6 ac — ac — ac — ac — ac — ac — ac Price per acre achieved $— $— $— $— $262 $436 $— $— $— $— $— $— Avg. gross margins — % — % —% — % 69.4% 71.5% — % —% —% —% —% —% Avg. combined before-tax net margins 49.9% —% 52.1% 58.9% 67.9% 71.5% 60.6% 59.5% —% —% —% —% Key Valuation Metrics: Remaining saleable acres Residential 35 ac 715 ac 2,079 ac 2,578 ac 15,804 ac 861 ac Commercial 731 ac 167 ac 1,036 ac 700 ac 10,531 ac 457 ac Projected est. % superpads / lot size —% / — —% / — —% / — 60% / 0.25 ac —% / — —% / — Projected est. % single-family detached lots / lot size 79% / 0.16 ac 82% / 0.21 ac 92% / 0.21 ac —% / — 81% / 0.22 ac 100% / 0.17 ac Projected est. % single-family attached lots / lot size 21% / 0.14 ac 18% / 0.12 ac 5% / 0.08 ac —% / — 19% / 0.11 ac —% / — Projected est. % custom homes / lot size —% / — —% / — 3% / 0.63 ac 40% / 0.45 ac —% / — —% / — Estimated builder sale velocity (blended total - TTM) (b) 0.3 17 85 75 NM NM Projected GAAP gross margin (c) 75.8% 74.7% 52.1% 58.9% 67.5% 71.5% 61.4% 60.3% 40.7% 87.3% 34.8% 44.4% Projected cash gross margin (c) 96.5% 77.8% 84.9% 78.0% 42.0% 53.2% Residential sellout / Commercial buildout date estimate Residential 2026 2030 2035 2043 2086 2032 Commercial 2034 2033 2046 2039 2086 2035 (a) This represents 100% of Floreo performance and valuation metrics. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (b) Represents the average monthly builder homes sold over the last twelve months ended September 30, 2023. (c) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest. NM Not meaningful. MPC Land

HOWARD HUGHES 26 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2023 $ 2,767 1.07% $ 39.73 $ 2,881 2.48% $ 54.39 2024 13,389 5.17% 39.14 6,407 5.52% 41.52 2025 22,016 8.50% 42.23 20,243 17.42% 51.75 2026 11,663 4.50% 41.94 10,795 9.29% 41.91 2027 30,039 11.59% 40.74 7,309 6.29% 45.13 2028 18,997 7.33% 44.90 6,284 5.41% 48.39 2029 18,718 7.22% 43.58 6,987 6.01% 59.43 2030 24,309 9.38% 47.55 6,119 5.27% 64.44 2031 13,990 5.40% 53.09 5,250 4.52% 55.65 2032 54,449 21.00% 52.53 6,034 5.19% 58.84 Thereafter 48,978 18.84% 46.66 37,959 32.60% 49.38 Total $ 259,315 100.00% $ 116,268 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Office and Retail Lease Expirations Total Office and Retail Portfolio as of September 30, 2023 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2023 Retail 2023 Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031 Retail 2031 Office 2032 Retail 2032 Office 2033+ Retail 2033+ 0% 6% 12% 18% 24% 30% Lease Expirations

HOWARD HUGHES 27 Other Assets Property Name Location % Ownership Acres Notes West End Alexandria (formerly Landmark Mall) Alexandria, VA 58% 41.1 West End Alexandria is a joint venture formed to redevelop the former Landmark Mall into four million square feet of residential, retail, commercial, and entertainment offerings with a central plaza and a network of parks and public transportation. The development will be anchored by a new state-of-the-art hospital and medical campus. Demolition began in the second quarter of 2022, with completion of the first buildings expected in 2025. 80% Interest in Fashion Show Air Rights Las Vegas, NV 80% N/A Air rights above the Fashion Show Mall located on the Las Vegas Strip. 250 Water Street New York, NY 100% 1.0 This full-block surface parking lot at the entrance of the Seaport will be included in the planned Seaport Entertainment spinoff. Other Assets Acquisition / Disposition Activity Q3 2023 Dispositions Date Sold Property % Ownership Location Acres / Rentable Sq. Ft. Sale Price July 6, 2023 HHC 242 / HHC 2978 Self Storage 100% Houston, TX 1,370 units $30.5 million Acquisition / Disposition Activity

Debt Summary

thousands	September 30, 2023	December 31, 2022
Fixed-rate debt		
Unsecured 5.375% Senior Notes due 2028	$ 750,000	$ 750,000
Unsecured 4.125% Senior Notes due 2029	650,000	650,000
Unsecured 4.375% Senior Notes due 2031	650,000	650,000
Secured mortgages payable	1,492,580	1,500,841
Special Improvement District bonds	55,380	59,777
Variable-rate debt		
Secured mortgages payable, excluding condominium financing	976,384	867,570
Condominium financing	198,190	49,000
Secured Bridgeland Notes due 2026	475,000	275,000
Mortgages, notes and loans payable	5,247,534	4,802,188
Deferred financing costs	(51,534)	(55,005)
Mortgages, notes, and loans payable, net	$ 5,196,000	$ 4,747,183

	Net Debt on a Segment Basis as of September 30, 2023 (a)						
thousands	**Operating Assets**	**Master Planned Communities**	**Seaport**	**Strategic Developments**	**Segment Totals**	**Non-Segment Amounts**	**Total**
Mortgages, notes, and loans payable, net	**$ 2,320,639**	**$ 525,659**	**$ 112,792**	**$ 207,877**	**$ 3,166,967**	**$ 2,029,033**	**$ 5,196,000**
Mortgages, notes, and loans payable of unconsolidated ventures (b)	90,599	37,919	84	—	128,602	—	128,602
Less:							
Cash and cash equivalents	(11,088)	(106,653)	(6,680)	(5,551)	(129,972)	(361,707)	(491,679)
Cash and cash equivalents of unconsolidated ventures (b)	(1,389)	(14,596)	(8,119)	(7,146)	(31,250)	—	(31,250)
Special Improvement District receivables	—	(59,433)	—	—	(59,433)	—	(59,433)
Municipal Utility District receivables, net	—	(591,128)	—	(2,856)	(593,984)	—	(593,984)
TIF receivable	—	—	—	(3,001)	(3,001)	—	(3,001)
Net Debt	**$ 2,398,761**	**$ (208,232)**	**$ 98,077**	**$ 189,323**	**$ 2,477,929**	**$ 1,667,326**	**$ 4,145,255**

	Consolidated Debt Maturities and Contractual Obligations as of September 30, 2023						
thousands	**Remaining in 2023**	**2024**	**2025**	**2026**	**2027**	**Thereafter**	**Total**
Mortgages, notes, and loans payable (c)	$ 40,836	$ 182,000	$ 488,567	$ 909,186	$ 298,587	$ 3,328,358	$ 5,247,534
Interest payments (d)	76,567	294,471	254,828	209,552	155,984	385,593	1,376,995
Ground lease commitments (e)	939	2,883	2,937	2,992	3,049	243,050	255,850
Total	**$ 118,342**	**$ 479,354**	**$ 746,332**	**$ 1,121,730**	**$ 457,620**	**$ 3,957,001**	**$ 6,880,379**

(a) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.
(b) Each segment includes our share of the Mortgages, notes, and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in unconsolidated ventures.
(c) In October, $37.1 million due in 2023 and $16.0 million due in 2024 were extended to 2026. We expect $152.9 million due in 2024 to be repaid with condo closings.
(d) Interest is based on the borrowings that are presently outstanding and current floating interest rates without the effects of interest rate derivatives.
(e) Primarily relates to Seaport ground lease with initial expiration in 2072 and extension options through 2120. Future cash payments are not inclusive of extension options.

HOWARD HUGHES
28

Debt Summary (cont.)

thousands	Q3 2023 Principal	Range of Interest Rates (a)		Weighted-average Interest Rate (a)	Weighted-average Years to Maturity (b)
Operating Assets					
Office	$ 1,203,443	3.43 %	9.38 %	5.65 %	5.2
Retail	271,389	3.50 %	7.58 %	5.88 %	5.1
Multi-family	797,081	3.13 %	8.36 %	4.91 %	6.0
Other	68,653	3.65 %	8.18 %	5.19 %	12.6
Total Operating Assets	$ 2,340,566	3.13 %	9.38 %	5.41 %	5.7
Master Planned Communities (c)	$ 475,000	7.62 %	7.62 %	7.62 %	2.9
Seaport (d)	$ 115,000	9.19 %	9.19 %	9.19 %	2.9
Strategic Developments					
Condominiums	$ 198,190	6.11 %	13.87 %	9.85 %	1.2
Multi-family	13,398	5.44 %	8.05 %	8.05 %	2.2
Total Strategic Developments	$ 211,588	5.44 %	13.87 %	9.73 %	1.3
Bonds					
Corporate Bonds	$ 2,050,000	4.13 %	5.38 %	4.66 %	5.8
SID Bonds	55,380	4.13 %	6.05 %	4.76 %	25.2
Total Bonds	$ 2,105,380	4.13 %	6.05 %	4.66 %	6.3
Total (e)	$ 5,247,534	3.13 %	13.87 %	5.57 %	5.4

(a) Includes the impact of interest rate derivatives. The Company's interest rate swap with a notional amount of $615 million matured in September 2023.
(b) Does not include extension options, some of which have performance requirements.
(c) Represents Secured Bridgeland Notes.
(d) Represents 250 Water Street mortgage.
(e) Excludes the Company's share of debt related to its unconsolidated ventures, which totaled $128.6 million as of September 30, 2023.

HOWARD HUGHES

29

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI

thousands	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	YTD Q3 2023	YTD Q3 2022
Total revenues	$ 116,874	$ 121,427	$ 100,925	$ 104,092	$ 109,493	$ 339,226	$ 327,742
Total operating expenses	(55,786)	(54,452)	(47,599)	(47,538)	(48,994)	(157,837)	(146,958)
Segment operating income (loss)	61,088	66,975	53,326	56,554	60,499	181,389	180,784
Depreciation and amortization	(43,127)	(40,878)	(39,632)	(39,483)	(37,714)	(123,637)	(115,143)
Interest income (expense), net	(31,884)	(30,285)	(28,911)	(25,183)	(23,340)	(91,080)	(64,776)
Other income (loss), net	(244)	(40)	2,282	(1,083)	421	1,998	(57)
Equity in earnings (losses) from unconsolidated ventures	1,364	2,042	1,905	365	4,132	5,311	21,898
Gain (loss) on sale or disposal of real estate and other assets, net	16,050	(16)	4,730	25,570	—	20,764	4,018
Gain (loss) on extinguishment of debt	—	—	—	(1,585)	—	—	(645)
Operating Assets segment EBT	**3,247**	**(2,202)**	**(6,300)**	**15,155**	**3,998**	**(5,255)**	**26,079**
Add back:							
Depreciation and amortization	43,127	40,878	39,632	39,483	37,714	123,637	115,143
Interest (income) expense, net	31,884	30,285	28,911	25,183	23,340	91,080	64,776
Equity in (earnings) losses from unconsolidated ventures	(1,364)	(2,042)	(1,905)	(365)	(4,132)	(5,311)	(21,898)
(Gain) loss on sale or disposal of real estate and other assets, net	(16,050)	16	(4,730)	(25,570)	—	(20,764)	(4,018)
(Gain) loss on extinguishment of debt	—	—	—	1,585	—	—	645
Impact of straight-line rent	(470)	(1,081)	(1,113)	(3,958)	(1,744)	(2,664)	(7,283)
Other	336	269	(185)	1,139	(519)	420	(312)
Operating Assets NOI	**60,710**	**66,123**	**54,310**	**52,652**	**58,657**	**181,143**	**173,132**
Company's share of NOI from equity investments	2,121	1,960	1,827	2,420	2,139	5,908	6,641
Distributions from Summerlin Hospital investment	—	—	3,033	—	—	3,033	4,638
Company's share of NOI from unconsolidated ventures	2,121	1,960	4,860	2,420	2,139	8,941	11,279
Total Operating Assets NOI	**$ 62,831**	**$ 68,083**	**$ 59,170**	**$ 55,072**	**$ 60,796**	**$ 190,084**	**$ 184,411**

HOWARD HUGHES

30

Reconciliation of Non-GAAP Measures

Reconciliation of Seaport segment EBT to Total NOI

thousands	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	YTD Q3 2023	YTD Q3 2022
Total revenues	$ 29,490	$ 22,804	$ 11,897	$ 18,415	$ 32,501	$ 64,191	$ 70,053
Total operating expenses	(33,303)	(26,665)	(18,916)	(25,064)	(31,404)	(78,884)	(79,329)
Segment operating income (loss)	(3,813)	(3,861)	(7,019)	(6,649)	1,097	(14,693)	(9,276)
Depreciation and amortization	(10,808)	(10,469)	(10,527)	(11,144)	(9,651)	(31,804)	(25,194)
Interest income (expense), net	1,358	1,311	1,186	899	1,731	3,855	3,003
Other income (loss), net	313	(1,601)	1	(44)	(18)	(1,287)	289
Equity in earnings (losses) from unconsolidated ventures	(46,619)	(10,896)	(10,820)	(16,050)	(11,273)	(68,335)	(20,223)
Gain (loss) on extinguishment of debt	(48)	—	—	—	—	(48)	—
Provision for impairment	(672,492)	—	—	—	—	(672,492)	—
Seaport segment EBT	**(732,109)**	**(25,516)**	**(27,179)**	**(32,988)**	**(18,114)**	**(784,804)**	**(51,401)**
Add back:							
Depreciation and amortization	10,808	10,469	10,527	11,144	9,651	31,804	25,194
Interest (income) expense, net	(1,358)	(1,311)	(1,186)	(899)	(1,731)	(3,855)	(3,003)
Equity in (earnings) losses from unconsolidated ventures (a)	46,619	10,896	10,820	16,050	11,273	68,335	20,223
(Gain) loss on extinguishment of debt	48	—	—	—	—	48	—
Impact of straight-line rent	435	546	586	(1,063)	(185)	1,567	1,519
Other (income) loss, net (b)	2,163	2,470	847	2,846	674	5,480	2,610
Provision for impairment (a)	672,492	—	—	—	—	672,492	—
Seaport NOI	**(902)**	**(2,446)**	**(5,585)**	**(4,910)**	**1,568**	**(8,933)**	**(4,858)**
Company's share of NOI from unconsolidated ventures (c)	(8,603)	(9,262)	(9,591)	(15,730)	(11,034)	(27,456)	(19,851)
Total Seaport NOI	**$ (9,505)**	**$ (11,708)**	**$ (15,176)**	**$ (20,640)**	**$ (9,466)**	**$ (36,389)**	**$ (24,709)**

(a) During the third quarter, HHH recorded a $709.5 million pre-tax impairment charge related to the Seaport, comprised of $672.5 million recognized in Provision for impairment and $37.0 million recognized in equity losses from unconsolidated ventures. The Seaport assets were impaired due to reductions in estimated future cash flows resulting from significant uncertainty of future performance as stabilization and profitability are taking longer than expected, pressure on the current cost structure, lower demand for office space, as well as an increase in the capitalization rate and a decrease in restaurant multiples used to evaluate future cash flows.

(b) Includes miscellaneous development-related items.

(c) The Company's share of NOI related to the Tin Building by Jean-Georges is calculated using our current partnership funding provisions.

HOWARD HUGHES

31

Reconciliations of Net Income to FFO, Core FFO and AFFO

RECONCILIATIONS OF NET INCOME TO FFO *thousands except share amounts*	Q3 2023	Q3 2022	YTD Q3 2023	YTD Q3 2022
Net income attributable to common shareholders	**$ (544,181)**	**$ 108,096**	**$ (586,069)**	**$ 131,782**
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	55,000	48,875	158,605	144,706
(Gain) loss on sale or disposal of real estate and other assets, net	(16,286)	—	(21,000)	(4,009)
Income recognized upon sale of interest in 110 North Wacker	—	—	—	4,914
Impairment of depreciable real estate properties	672,492	—	672,492	—
Impairment of investment in unconsolidated ventures	37,001	—	37,001	—
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	3,793	—	4,830	918
Income recognized upon sale of interest in 110 North Wacker	—	—	—	(1,125)
Impairment of depreciable real estate properties	(146,435)	—	(146,435)	—
Impairment of investment in unconsolidated ventures	(8,057)	—	(8,057)	—
Reconciling items related to noncontrolling interests	46	(427)	166	(510)
Company's share of the above reconciling items from unconsolidated joint ventures	1,702	1,018	5,909	3,048
FFO	**$ 55,075**	**$ 157,562**	**$ 117,442**	**$ 279,724**
Adjustments to arrive at Core FFO:				
(Gain) loss on extinguishment of debt	48	—	48	645
Severance expenses	1,006	372	3,032	2,515
Non-real estate related depreciation and amortization	974	1,140	2,599	2,878
Straight-line amortization	(38)	(1,928)	(1,101)	(5,763)
Deferred income tax expense (benefit)	6,006	19,127	(11,787)	16,193
Non-cash fair value adjustments related to hedging instruments	(5,602)	728	(11,819)	6,709
Share-based compensation	1,361	3,051	9,229	8,911
Other non-recurring expenses (development-related marketing and demolition costs)	2,225	2,902	8,885	7,985
Company's share of the above reconciling items from unconsolidated joint ventures	77	81	163	312
Core FFO	**$ 61,132**	**$ 183,035**	**$ 116,691**	**$ 320,109**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	(2,981)	(2,727)	(14,225)	(8,373)
Leasing commissions	(1,938)	(3,814)	(5,368)	(6,155)
AFFO	**$ 56,213**	**$ 176,494**	**$ 97,098**	**$ 305,581**
FFO per diluted share value	**$ 1.11**	**$ 3.18**	**$ 2.37**	**$ 5.49**
Core FFO per diluted share value	**$ 1.23**	**$ 3.70**	**$ 2.35**	**$ 6.29**
AFFO per diluted share value	**$ 1.13**	**$ 3.57**	**$ 1.96**	**$ 6.00**

HOWARD HUGHES

32